UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2011

THE PMI GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13664 (Commission File Number)	94-3199675 (I.R.S. Employer Identification No.)

PMI Plaza, 3003 Oak Road
Walnut Creek, California  94597
(Address of principal executive offices, including zip code)

(925) 658-7878
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

In sixteen states, mortgage insurers are required to maintain a minimum policyholders’ position (“MPP”) or a risk-to-capital ratio below 25 to 1.  PMI Mortgage Insurance Co. (“MIC”) has requested from applicable insurance departments either waivers of these capital requirements or clarification that MIC’s inability to comply with the requirements would not, by itself, require it to cease writing business in that state.  We estimate that, at June 30, 2011, MIC’s policyholders’ position was below the minimum, and its risk-to-capital ratio was above the maximum, levels necessary to meet the capital requirements of the sixteen states.

As disclosed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, MIC’s principal regulator, the Arizona Department of Insurance (“Department”), advised PMI, among other things, that: (1) MIC is not required to obtain a waiver from the Department in order to continue to write new business in the event that it does not maintain MPP; and (2) the Department considers MPP one of many measures of the financial condition of a mortgage insurer and will continue to evaluate MIC’s MPP along with all other measures of PMI’s business operations and financial condition.  If the Department were to determine that MIC’s liquidity or financial resources warranted regulatory action, it could, among other actions, order MIC to suspend writing new business in all states.

MIC has received waivers (or otherwise confirmed MIC’s ability to continue to write new business in the applicable state) in the majority of the sixteen states.  Waivers contain limitations with respect to their duration (and in two cases MIC’s risk-to-capital ratio) and each waiver may be withdrawn at any time. MIC’s waiver requests remain under review by other state insurance departments.  Effective July 1, 2011, we are writing new mortgage insurance through PMI Mortgage Assurance Co. (“PMAC”), a subsidiary of MIC, in two states in which MIC has not obtained a waiver or other regulatory forbearance.  Fannie Mae and Freddie Mac (collectively, the “GSEs”) approved the use of PMAC as a limited, direct issuer of mortgage guaranty insurance in certain states in which MIC is unable to continue to write new business.  These approvals are subject to restrictions and currently expire on December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PMI GROUP, INC.

Dated:  July 1, 2011                                                                By:         /s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Dated:  July 1, 2011                                                                By:         /s/ Thomas H. Jeter
Thomas H. Jeter
Group Senior Vice President, Chief Accounting Officer and Corporate Controller